UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2024
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2024, Exagen Inc. (the “Company”) appointed, effective as of September 1, 2024, Jeffrey Black to serve as the Company’s Chief Financial Officer and principal financial officer for SEC reporting purposes. Mr. Black currently serves as Chief Financial Officer of Standard BioTools Inc., a publicly traded, biological research equipment company. Previously to this role, Mr. Black served as Senior Vice President and Chief Financial Officer of Apollo Endosurgery Inc., a publicly traded, medical technology company focused on endoscopic therapies for gastrointestinal conditions and interventional treatment of obesity, from August 2021 until April 2023, when Apollo was acquired by Boston Scientific. Prior to joining Apollo, he served as Executive Vice President and Chief Financial Officer of Alphatec Holdings, Inc., a publicly traded, medical technology company focused on the surgical treatment of spinal disorders, from March 2017 to April 2021. Prior to joining Alphatec, Mr. Black was Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a proteomics-based diagnostics company, Senior Vice President and Chief Financial Officer of AltheaDx, Inc., a pharmacogenetics diagnostics company, and Senior Vice President and Chief Financial Officer of Verenium Corporation, an industrial biotechnology company. Mr. Black began his career at Ernst & Young LLP. Mr. Black is a member of the board of directors of Cellana, Inc., a privately held company and developer of algae-based bioproducts, where he serves as chairperson of the audit committee. Mr. Black received his B.S. in Business from the University of Arizona.
Mr. Black’s appointment was made pursuant to an Employment Agreement, dated July 25, 2024, by and between the Company and Mr. Black (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Black’s employment term will commence on September 1, 2024 and continue until terminated by Mr. Black or the Company following 30 days’ notice. Mr. Black will be entitled to an annual base salary of $460,000, a signing bonus of $125,000, an annual target performance bonus of up to 50% of his gross base salary (prorated for fiscal year 2024) and will be granted restricted stock units representing the contingent right to receive, up to 225,000 shares of common stock of the Company (the “Equity Award”). The Equity Award will vest as follows: 25% of the restricted stock units underlying the Equity Award will vest on each of the first, second, third and fourth anniversaries of September 1, 2024, subject to Mr. Black’s continued service through each applicable vesting date. The Equity Award will also be subject to the terms of the Company’s 2019 Incentive Award Plan and the applicable award agreements thereunder. Mr. Black will be eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company, and as a Tier 2 participant under the Severance Plan (as defined below). A copy of the Employment Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Employment Agreement. Mr. Black and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers (the “Indemnification Agreement”), which form is filed as Exhibit 10.35 to the Company’s registration statement on Form S 1 (File No. 333-233446) filed by the Company with the SEC on September 9, 2019. The Indemnification Agreement will provide, among other things, for indemnification of Mr. Black for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer of the Company.
On July 31, 2024, the Company also announced that John Aballi had been appointed as Interim Chief Financial Officer of the Company, replacing Kamal Adawi who no longer serves as Chief Financial Officer and Corporate Secretary of the Company, effective as of July 31, 2024. Mr. Aballi has also assumed the duties of the Company’s principal financial officer for SEC reporting purposes pending Mr. Black’s appointment. Messrs. Aballi and Black do not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Messrs. Aballi or Black and any other person pursuant to which Messrs. Aballi or Black were selected to serve as Interim Chief Financial Officer or Chief Financial Officer of the Company, as applicable. There have been no transactions involving Messrs. Aballi or Black that would require disclosure under Item 404(a) of Regulation S‑K under the Securities Exchange Act of 1934, as amended.
Subject to his execution and delivery of a release of claims against the Company, Mr. Adawi will be entitled to severance benefits pursuant to a termination without cause other than in connection with a change of control as a Tier 2 participant under the Exagen Inc. Amended and Restated Executive Change in Control and Severance Plan on the terms and subject to the conditions set forth therein.
Item 8.01. Other Events.

The Company issued a press release on August 1, 2024, announcing the executive transition described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated as of September 1, 2024, by and between the Company and Jeffrey Black.

99.1	Press Release, dated August 1, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: June 11, 2024	By:	/s/ Kamal Adawi
Kamal Adawi
Chief Financial Officer